SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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SUNAMERICA SERIES TRUST

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SunAmerica Asset Management, LLC

SunAmerica Series Trust

P.O. Box 54299

Los Angeles, California 90054-0299

(800) 445-7862

June 30, 2014

Dear Contract Owner:

We are writing to provide you with the enclosed information statement. The information statement provides information regarding the recent subadviser change to the Capital Growth Portfolio (the “Portfolio”) of SunAmerica Series Trust (the “Trust”). On March 26, 2014, the Board of Trustees (the “Trustees”) approved a decision to replace OppenheimerFunds, Inc. (“Oppenheimer”) as the subadviser to the Portfolio. In addition, the Trustees approved the engagement of The Boston Company Asset Management, LLC (“TBCAM”). Effective May 1, 2014, TBCAM began subadvising the Portfolio. The change of subadviser did not result in an increase to the fees or expenses of the Portfolio.

In connection with the change in portfolio management certain changes to the Portfolio’s principal investment strategies, principal investment risks and expenses payable by the Portfolio also became effective May 1, 2014.

As a matter of regulatory compliance, the information statement being provided to you describes, among other things, the management structure of the Portfolio, the ownership of TBCAM and the terms of the subadvisory agreement with TBCAM, which has been approved by the Trustees, including a majority of the Trustees who are not interested persons of the Trust as defined in the Investment Company Act of 1940, as amended.

This document is for your information only and you are not required to take any action. Should you have any questions about these changes or if we can be of service to you in any other way, please call our customer service center between the hours of 8 a.m. PST and 5 p.m. PST at (800) 445-7862. As always, we appreciate your confidence and trust and look forward to serving you in the future.

Sincerely,

John T. Genoy

President

SunAmerica Series Trust

SUNAMERICA SERIES TRUST

Capital Growth Portfolio

P.O. Box 54299

Los Angeles, CA 90054-0299

INFORMATION STATEMENT

REGARDING THE ADDITION OF A SUBADVISER

FOR THE CAPITAL GROWTH PORTFOLIO

This information statement is being provided to the shareholders of the Capital Growth Portfolio (the “Portfolio”) in lieu of a proxy statement, pursuant to the terms of an exemptive order received by SunAmerica Asset Management, LLC (“SAAMCo”) from the U.S. Securities and Exchange Commission (the “Commission”), which permits SAAMCo the ability to hire new subadvisers and make changes to existing subadvisory contracts on behalf of SunAmerica Series Trust (the “Trust”) with the approval of the Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval. This information statement is being posted at www.aig.com/informationstatements on behalf of the Trustees of the Trust.

We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.

Purpose of the Information Statement

On March 26, 2014, the Trustees approved a Subadvisory Agreement between SAAMCo, the investment adviser and manager of the Portfolio, and The Boston Company Asset Management, LLC (“TBCAM” or the “Subadviser”), with respect to the Portfolio. As of May 1, 2014, TBCAM became a subadviser of the Portfolio. Prior to May 1, 2014, OppenheimerFunds, Inc. (“Oppenheimer”) subadvised the Portfolio. The decision to engage TBCAM is discussed in more detail in the section titled “Factors Considered by the Board of Trustees.”

The Trust and the Adviser

The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with SAAMCo on January 1, 1999, as amended from time to time, with the approval of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (the “Independent Trustees”), as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

SAAMCo is an indirect wholly-owned subsidiary of American International Group, Inc. and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SAAMCo selects the subadvisers for the Trust’s portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios’ daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SAAMCo to retain subadvisers for the portfolios for which it does not manage the assets. SAAMCo selects subadvisers it believes will provide the portfolios with the highest quality investment services. SAAMCo monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift (divergence from the stated investment objective or policies) or other considerations.

The subadvisers to the Trust’s portfolios, including TBCAM, act pursuant to agreements with SAAMCo. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold. The subadvisers are independent of SAAMCo and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SAAMCo, which pays the subadvisers’ fees. The portfolios do not pay fees directly to the subadvisers.

The Portfolio’s Principal Investment Strategy and Investment Risks

In connection with the engagement of TBCAM, the Portfolio updated the description of its principal investment strategy and principal risks in light of the new Subadviser’s investment process. You received notice of these changes in a supplement to the prospectus dated on or about March 31, 2014. The Portfolio’s investment goal has not changed. For your information, the summary of the Portfolio’s principal investment strategy is included below:

The Portfolio invests in the following types of equity securities of U.S. issuers: common stocks, rights and warrants, securities convertible into or exchangeable for common stocks, and depositary receipts relating to equity securities.

The Subadviser seeks to identify growth opportunities for the Portfolio. The Subadviser looks for sectors and companies that it believes will outperform the overall market. The Subadviser also looks for themes or patterns that it generally associates with growth companies, such as: significant fundamental changes, including changes in senior management; generation of a large free cash flow; proprietary products and services; and company share buyback programs. The Subadviser selects growth companies whose stocks appear to be available at a reasonable price relative to projected growth.

The Portfolio may invest in the securities of issuers of any market capitalization.

Upon the transition of TBCAM, the following risks were removed as principal risks: Growth Stock Risk, Technology Company Risk, Emerging Markets Risk, Foreign Investment Risk, and Currency Volatility Risk. In addition, the following risks were added as principal risks: Convertible Securities Risk, Depositary Receipts Risk, and Warrant Risk.

The Subadvisory Agreement

Prior to May 1, 2014, Oppenheimer served as the subadviser of the Portfolio. SAAMCo recommended TBCAM in the ordinary course of its ongoing evaluation of the Portfolio’s performance and investment strategy and after extensive research and qualitative and quantitative analysis of numerous candidate firms and their organizational structure, investment process and style and long-term performance record. In accordance with the Trustees’ approval of the engagement of TBCAM, the Trustees approved a Subadvisory Agreement discussed more fully herein (the “Subadvisory Agreement”).

The Subadvisory Agreement between SAAMCo and TBCAM, on behalf of the Portfolio, provides that (i) the Subadviser shall manage the assets of the Portfolio, (ii) SAAMCo shall compensate the Subadviser for its services, (iii) the Subadviser is authorized to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) the Subadviser shall comply with the Portfolio’s investment policies and restrictions and with applicable law. The Subadvisory Agreement will not result in an increase in fees to shareholders or expenses to the Portfolio.

The Subadvisory Agreement also provides for automatic termination unless at least annually subsequent to its initial term, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Portfolio, and (ii) the Independent Trustees. The Subadvisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, SAAMCo, or the holders of a majority of the outstanding shares of the Portfolio, on not more than 60 days’ nor less than 30 days prior written notice. The Subadvisory Agreement is attached as Exhibit A.

For the fiscal year ended January 31, 2014, SAAMCo received advisory fees from the Portfolio in the amount of $483,091 or 0.791% of the Portfolio’s average daily net assets, which is net of a fee waiver of 0.10% or $61,079. For the same period, SAAMCo paid subadvisory fees in the amount of $238,776 or 0.391% of average daily net assets, and thus retained $244,315 of its advisory fee after fee waivers. Hypothetically, if TBCAM had served as subadviser for such period, SAAMCo would have paid subadvisory fees to TBCAM in the amount of $175,687 or 0.288% of average daily net assets. Thus, if TBCAM had subadvised the Portfolio for the fiscal year ended January 31, 2014, SAAMCo would have retained $307,404 of its advisory fee, assuming the voluntary fee waiver of 0.10% remained in place. In connection with the approval of the Subadvisory Agreement, SAAMCo contractually agreed to cap the management fee for the Portfolio for a period through at least April 30, 2015 at 0.73% of average daily net assets. If this management fee cap were in place during the most recent fiscal year, SAAMCo would have retained $270,188 of its advisory fee if TBCAM had been the subadviser of the Portfolio. SAAMCo, not the Portfolio, pays TBCAM’s subadvisory fees. However, since the Portfolio directly pays SAAMCo’s advisory fee, the contractual cap on the management fee is generally expected to benefit shareholders by reducing the advisory fees payable by the Portfolio.

TBCAM also subadvises the VALIC Company II (“VC II”) Capital Appreciation Fund, which is advised by The Variable Annuity Life Insurance Company, an affiliate of SAAMCo. In connection with the approval of the Subadvisory Agreement, the board of trustees of VC II approved a proposal to aggregate TBCAM’s assets under management with respect to the Capital Appreciation Fund and the Capital Growth Portfolio for purposes of reaching the subadvisory fee schedules’ breakpoints, which may result in SAAMCo retaining more of its advisory fee.

Information about the Subadviser

The Boston Company Asset Management, LLC (“TBCAM”) is located at One Boston Place, Boston, Massachusetts, 02108. The Boston Company is a global, performance-driven investment management firm committed to providing creative investment solutions for clients. As of January 31, 2014, Boston Company had $46.2 billion in assets under management. Unless otherwise noted, the address for each of the following principal executive officers and/or directors of TBCAM is One Boston Place, Boston, MA 02108.

Name	Current Position with TBCAM
Bart A. Grenier	Chief Executive Officer & Chief Investment Officer
Joseph P. Gennaco	Chief Operating Officer
Daniel J. McCormack	Global Head of Distribution
Adam B. Joffe	Chief Administrative Officer/Director of Alternative Investments

TBCAM is the investment adviser for other mutual funds, and/or institutional accounts, that have an investment objective similar to that of the Portfolio. The name of such fund or account, together with information concerning the fund’s assets, and the advisory fee rate paid (as a percentage of average net assets) to TBCAM for its management services, are set forth below.

Fund Name	Assets as of April 30, 2014 ($million)	Fee Rate (% of average daily net assets)
Sub-advised Mutual Fund	224	35bps First $100M, 30bps thereafter
Mutual Fund	1,551	Expense Ratio: 0.90%
Sub-advised Mutual Fund	1,440	25bps First 500M, 20bps Next 500M, 17.5bps thereafter
Sub-advised Mutual Fund	830	30bps first 100M, 25bps next 400M, 20bps thereafter
Sub-advised Mutual Fund	82	30bps First $100M, 25bps thereafter

Factors Considered by the Board of Trustees

At an in-person meeting held on March 26, 2014, the Board of Trustees (the “Board”), including the Trustees that are not interested persons of SunAmerica Series Trust (the “Trust”), as defined in the Investment Company Act of 1940, as amended (the “Independent Trustees”), approved a subadvisory agreement between SunAmerica Asset Management, LLC (“SAAMCo” or the “Adviser”) and The Boston Company Asset Management, LLC (the “Subadviser”) with respect to the Capital Growth Portfolio (the “Portfolio”) (the “Subadvisory Agreement”). The Board, including the Independent Trustees, also approved the termination of the subadvisory agreement between SAAMCo and OppenheimerFunds, Inc. (“Oppenheimer”) with respect to the Portfolio.

In connection with the approval of the Subadvisory Agreement, the Board received materials related to certain factors used in its consideration whether to approve such Subadvisory Agreement. Those factors included:

(1)	the requirements of the Trust in the areas of investment supervisory and administrative services;

(2)	the nature, extent and quality of the investment advisory and administrative services provided by the Subadviser, including a review of the investment performance of the Trust;

(3)

the size and structure of the subadvisory fee and any other material payments to the Subadviser and, in connection therewith, a review of the costs of services provided and the profits realized by the Subadviser and its affiliates from the relationship with the Trust;

(4)	the organizational capability and financial condition of the Subadviser and its affiliates;

(5)	the possibility that services of the type required by the Trust might be better obtained from other organizations; and

(6)	the fees paid by the Adviser to the Subadviser for managing the Portfolio.

In addition, the Board considered (a) the conditions and trends prevailing in the economy, the securities markets and the investment company industry; (b) the profitability of the Subadviser and the amounts retained by SAAMCo; and (c) information regarding the Subadviser’s compliance and regulatory history.

The Independent Trustees were separately represented by counsel that is independent of SAAMCo in connection with their consideration of approval of the Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive sessions during which such independent counsel provided guidance to the Independent Trustees.

The Board received information regarding the Trust’s subadvisory fees compared to subadvisory fee rates of a group of funds with similar investment strategies and/or objectives, as applicable, (the “Subadvisor Expense Group/Universe”), as selected and prepared by an independent third-party provider of investment company data. The Board also received performance data and expense information prepared by management. In addition, the Board considered expenses and performance of the Subadviser with respect to accounts and mutual funds that have comparable investment objectives and strategies to the Portfolio.

Nature, Extent and Quality of Services. The Board, including the Independent Trustees, considered the nature, quality and extent of services provided by the Subadviser. In making its evaluation, the Board considered that SAAMCo acts as adviser for the Portfolio, manages the daily business affairs of the Trust, and obtains and evaluates economic, statistical and financial information to formulate and implement investment policies and provides oversight with respect to the daily management of the Portfolio’s assets, subject to the Trustees’ oversight and control. It was also noted that SAAMCo’s advisory fees compensate SAAMCo for services such as monitoring Portfolio performance, selecting and replacing subadvisers, determining asset allocations among each series of the Trust and ensuring that the Subadviser’s style adheres to the prospectus and statement of additional information as well as other administrative, compliance and legal services or requirements.

With respect to the Subadviser, the Board noted that the Subadviser is responsible for providing investment management services on a day-to-day basis. In such role, the Subadviser (i) determines the securities to be purchased or sold and executes such documents on behalf of the Portfolio they manage as may be necessary in connection therewith; (ii) provides SAAMCo with records concerning its activities; and (iii) renders regular reports to SAAMCo and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Board reviewed the Subadviser’s history, structure and size, and investment experience. The Board considered the Subadviser’s personnel that are involved in the investment management, administration, compliance and risk management activities with respect to the Portfolio, as well as current and projected staffing levels. The Board was informed that in management’s judgment, the Subadviser has the size, viability and resources to attract and retain highly qualified investment professionals. The Board reviewed the qualifications, background and responsibilities of the Subadviser’s staff that is responsible for providing investment management services to the Portfolio.

The Board also reviewed and considered the Subadviser’s compliance and regulatory history, including information about whether it has been involved in any litigation, regulatory actions or investigations that could impair its ability to serve as subadviser to the Portfolio. The Board considered the Subadviser’s risk assessment and risk management processes. The Board concluded that there was no information provided that would have a material adverse effect on the Subadviser’s ability to provide services to the Trust.

The Board concluded that it was satisfied with the nature, quality and extent of the services provided by the Subadviser and that there was a reasonable basis on which to conclude that the Subadviser would provide high quality services to the Trust.

Portfolio Fees and Expenses; Investment Performance. The Board, including the Independent Trustees, received and reviewed information regarding the Portfolio’s subadvisory fees (actual and contractual) compared against such fees of its Subadvisor Expense Group/Universe for the Portfolio. It was noted that with respect to subadvisory fees, SAAMCo negotiates such fees at arms-length. The Board also considered that the subadvisory fees are paid by SAAMCo out of its advisory fee and not by the Portfolio, and that subadvisory fees may vary widely within a Subadvisor Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. The Board further considered the amount of subadvisory fees paid out by SAAMCo and the amount of the management fees which it retained and determined that these amounts were reasonable in light of the services performed by SAAMCo and the Subadviser, respectively.

To assist in analyzing the reasonableness of the subadvisory fee, the Board received a report prepared independently by Lipper Inc. (“Lipper”) as well as information provided by management. The Board also considered advisory fees received by the Subadviser with respect to other mutual funds and accounts with similar investment strategies to the Portfolio as well as performance data from management and the Subadviser with respect to the Portfolio and any other mutual funds or other accounts advised or subadvised by the Subadviser with similar investment objectives and/or strategies, as applicable.

The Subadvisor Expense Group consists of the Portfolio and a select group of funds that are chosen to be comparable to the Portfolio based upon certain factors, including fund type (in this case, funds underlying variable insurance products), comparability of investment objectives and asset category, asset size and expense components. The Subadvisor Expense Universe generally consists of the Portfolio, the funds in its Subadvisor Expense Group, and all other funds in the asset category or categories included in the Subadvisor Expense Group regardless of asset size or primary channel of distribution.

The performance information included information as of December 31, 2013 from management. On a quarterly basis, the Board monitors and reviews various materials presented and prepared by management, including but not limited to the Portfolio’s overall performance, performance relative to the Portfolio’s benchmark and Morningstar peer group, and a subadviser’s performance within a portfolio. The Board also considered that management makes particular note of any portfolio that may require closer monitoring or potential corrective action by the Board.

As part of its review of the Portfolio’s fees and expenses and performance, the Board considered information, including but not limited to, the following expense and performance information provided by Lipper and management in making its determinations. It was noted that projected subadvisory fees and total expenses were calculated as of the Portfolio’s most recent fiscal year end, which may vary among the Portfolio’s Subadvisor Expense Group/Universe.

•	Capital Growth Portfolio. The Board considered that the proposed subadvisory fees were below the medians of the Portfolio’s Subadvisor Expense Group/Universe. The Board also noted the Adviser’s proposal to contractually cap its management fee at 0.73% through April 30, 2015 if the Subadvisory Agreement was approved.

•	The Board further considered that Oppenheimer’s performance was within the bottom quintile with respect to its Lipper peer category for the one- and three-year periods and ranked fourth quintile for the five-year period. The Board also considered the composite performance of the proposed Subadviser’s U.S. Large Cap Growth Equity accounts for each of the last five years. The composite outperformed the Russell 1000® Growth Index for each year except for the third year during which the composite underperformed the Russell 1000 Growth Index.

The Trustees noted that expense and performance information as a whole was useful in assessing whether the Subadviser is proposing to provide services at a cost that is competitive with other similar funds.

Cost of Services & Benefits Derived. The Board noted SAAMCo’s proposal to aggregate the subadvisory fees the Subadviser receives from its role as a subadviser for the VALIC Company II (“VC II”) Capital Appreciation Fund, which is advised by The Variable Annuity Life Insurance Company, an affiliate of SAAMCo, for purposes of calculating the breakpoints in the subadvisory fee schedule. It was also noted that SAAMCo’s proposal to aggregate the Subadviser’s fees would be subject to the approval of VC II’s board of trustees and that if approved SAAMCo would retain more of its advisory fee.

The Board concluded that any benefits that SAAMCo and its affiliates could be expected to receive with regard to providing investment advisory and other services to the Portfolio were not unreasonable.

Profitability and Economies of Scale. The Board noted that the subadvisory fees paid pursuant to the Subadvisory Agreement are paid by SAAMCo out of its advisory fees. The Trustees also relied on the ability of SAAMCo to negotiate the Subadvisory Agreement and the fees thereunder at arm’s length. The Board determined that the profitability to the Subadviser in connection with its relationship with the Portfolio is therefore not a material factor in their consideration of the Subadvisory Agreement.

The Board considered that the Subadvisory Agreement also contains breakpoints in the fee schedule, however, since SAAMCo, and not the Trust, is responsible for the payment of the fees pursuant to the Subadvisory Agreement, the Trust does not directly benefit from any reduction in subadvisory fee rates. For similar reasons as stated above with respect to the Subadviser’s profitability and the costs of providing services, the Board concluded that the potential for economies of scale in the Subadviser’s management of the Portfolio are not a material factor in its consideration at this time.

Terms of Subadvisory Agreement. The Board, including the Independent Trustees, reviewed the terms of the Subadvisory Agreement including the duties and responsibilities undertaken by SAAMCo and the Subadviser as discussed above. The Board noted that the Subadvisory Agreement provides that the Subadviser will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered other terms and conditions of the Subadvisory Agreement.

Conclusions. In reaching its decision to recommend the approval of the Subadvisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Trustee attributes different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that the Subadviser possesses the capability and resources to perform the duties required of it under the Subadvisory Agreement.

Further, based upon its review of the Subadvisory Agreement, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that: (1) the terms of the Subadvisory Agreement are reasonable, fair and in the best interest of the Portfolio and its shareholders, and (2) the subadvisory fee rates are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

Ownership of Shares

As of January 31, 2014, all shares were owned directly by the separate accounts of American General Insurance Company (“AGL”) and The United States Life Insurance Company in the City of New York (“USL”). All outstanding shares of the Portfolio are owned of record, in the aggregate by the following:

	AGL		USL
	Shares	Percentage	Shares	Percentage
Capital Growth Portfolio – Class 1	597,852	95%	28,801	5%
Capital Growth Portfolio – Class 2	199,559	100%	-	-
Capital Growth Portfolio – Class 3	4,148,486	95%	220,299	5%

To SAAMCo’s knowledge, no person owns a variable annuity contract and/or variable life insurance policy or interests therein of more than 5% of the outstanding shares of the Portfolio. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of January 31, 2014.

Brokerage Commissions

For the fiscal period ended January 31, 2014, the Portfolio paid $50,229 in brokerage commissions, which represented 0.08% of total assets. There were no commissions paid to affiliated broker/dealers.

Other Service Agreements

For the fiscal year ended January 31, 2014, the Portfolio paid an aggregate amount of $131,826 in shareholder services fees to AGL and USL, each of which are affiliates of SAAMCo, the Portfolio’s adviser. AIG Capital Services, Inc. (“ACS”) distributes the Portfolio’s shares and incurs the expenses of distributing the Portfolio’s shares under a Distribution Agreement. SAAMCo and ACS are located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992.

Shareholder Reports

Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-7862.

Shareholder Proposals

The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Nori L. Gabert, Esq., Secretary of SunAmerica Series Trust, 2919 Allen Parkway, Houston, Texas 77019.

By Order of the Trustees,

Nori L. Gabert Secretary SunAmerica Series Trust

Dated: June 30, 2014

EXHIBIT A

SUBADVISORY AGREEMENT

This SUBADVISORY AGREEMENT is dated as of May 1, 2014 by and between SUNAMERICA ASSET MANAGEMENT, LLC, a Delaware limited liability company (the “Adviser”), and THE BOSTON COMPANY ASSET MANAGEMENT, LLC, a Massachusetts limited liability company (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue shares of beneficial interest, no par value per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio(s) of the Trust listed on Schedule A attached hereto (the “Portfolio(s)”), and the Subadviser is willing to furnish such services;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. Duties of the Subadviser. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities and other investments to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. Adviser acknowledges that Subadviser may delegate certain operational and administrative functions to qualified and reputable third parties in support of the services contemplated herein. Subadviser acknowledges that it shall be responsible for the actions of such third parties to the same extent that it would be liable to the Adviser under the terms of this Subadvisory Agreement. The Subadviser, as agent and attorney-in-fact of the Trust, may, when it deems appropriate and without prior consultation with the Adviser, (a) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other securities including money market instruments, whether the issuer is organized in the United States or outside the United States, (b) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Subadviser may select and (c)

purchase, sell, exchange or convert foreign currency in the spot or forward markets as necessary to facilitate transactions in international securities for the Portfolio(s). In addition, the custodian shall provide the Subadviser with daily reports regarding the cash levels in the Portfolio. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with (a) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust’s current prospectus and statement of additional information; and (b) applicable laws and regulations.

The Subadviser represents and warrants to the Adviser that each Portfolio will at all times be operated and managed (a) in compliance with all applicable federal and state laws, including securities, commodities and banking laws, governing its operations and investments; (b) so as not to jeopardize either the treatment of the variable annuity contracts which offer the Portfolio(s) (the “Contracts”) as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold; and (c) to minimize any taxes and/or penalties payable by the Trust or the Portfolio(s). Without limiting the foregoing, the Subadviser represents and warrants that it will manage each Portfolio in compliance with (a) the applicable provisions of Subchapter M, chapter 1 of the Code (“Subchapter M”) for each Portfolio to be treated as a “regulated investment company” under Subchapter M; (b) the diversification requirements specified in the Internal Revenue Service’s regulations under Section 817(h) of the Code; (c) the provisions of the Act and rules adopted thereunder; (d) applicable state insurance laws; (e) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust’s current prospectus and statement of additional information as most recently provided by the Adviser to the Subadviser; and (f) the policies and procedures as adopted by the Trustees of the Trust. The Subadviser shall furnish information to the Adviser, as requested, for purposes of compliance with the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code.

The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Subadviser agrees: (a) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (b) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

        The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of the Portfolios or other series of the Trust, to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investments companies that are under common control with the Trust, concerning transactions of the Portfolios in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.

2. Portfolio Transactions. (a) The Subadviser is responsible for decisions to buy or sell securities and other investments for the assets of each Portfolio, broker-dealers and futures commission merchants’ selection, and negotiation of brokerage commission and futures commission merchants’ rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser’s best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

(b) Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, the Adviser may direct the Subadviser to effect a specific percentage of a Portfolio’s transactions in securities and other investments to certain broker-dealers and futures commission merchants’. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge:

(1)

All brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser provided that the Subadviser obtains best execution;

(2)

Such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser’s arrangements with the particular broker-dealer or futures commission merchant, or such other factors as market conditions, share values, capabilities of the particular broker-dealer or futures commission merchant, etc.;

(3)

If the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly. In addition, the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single

“bunched” transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; and

(4)

Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers. As such the Subadviser may be unable to fulfill the Adviser’s request for direction due to the reasons stated above.

3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days’ net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser’s fee, the average daily net asset value of a Portfolio shall mean the average daily net assets for which the Subadviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

4. Reports. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

5. Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

6. Proxy Voting. The Adviser will vote proxies relating to the Portfolio’s securities. The Adviser will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Trustees. The Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Portfolio’s securities. The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to legal proceedings).

7. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust.

The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust’s auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

8. Reference to the Subadviser. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

9. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) or to the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from Subadviser’s rendering of services under this Agreement.

(b) The Subadviser agrees to indemnify and hold harmless the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) and/or the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser and/or the Trust and their affiliates or such directors/trustees, officers or controlling person may become subject under the Act, the 1933 Act, under other statutes, common law or otherwise, which arise from the Subadviser’s disabling conduct, including but not limited to any material failure by the Subadviser to comply with the provisions and representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

10. Permissible Interests. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors/trustees, partners, officers, or shareholders, or otherwise; directors/trustees, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

11. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.

With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Trust; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after six months’ written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

14. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

15. Personal Liability. The Declaration of the Trust establishing the Trust (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property,” as defined in the Declaration, only shall be liable.

16. Separate Series. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

17. Confidentiality. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.

18. Form ADV, Part 2A & 2B. Adviser represents that Subadviser has delivered to it a copy of Part 2A and 2B of Subadviser’s current Form ADV as required by the Adviser’s Act.

19. Authorized Persons. Upon request, Adviser will provide or cause to be provided to Subadviser a list of persons authorized to give instructions under this Subadvisory Agreement.

Adviser may revise the list of authorized persons from time to time by sending Subadviser a revised list. Such revised list shall be effective upon receipt by the Subadviser.

20. Anti-Money Laundering Provision. Subadviser has a duty to comply with all relevant US anti-money laundering laws, regulations and rules. Subadviser must, inter alia, verify Adviser’s identity prior to providing services under the Subadvisory Agreement and report suspicious transactions to the appropriate law enforcement agencies. As of the date of this Subadvisory Agreement, Subadviser has performed sufficient due diligence to meet applicable US anti-money laundering laws, regulations and rules in all material respects.

21. Force Majeure. Notwithstanding anything in this Subadvisory Agreement to the contrary, Subadviser shall not be responsible or liable for its failure to perform under this Subadvisory Agreement or for any losses to the Portfolio(s) resulting from any event beyond the control of Subadviser or its agents, including but not limited to, nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the assets of the Portfolio(s); or any order or regulation of any banking or securities industry, including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God, or any other similar event.

22. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:		The Boston Company Asset Management, LLC
One Boston Place
Boston, MA 02108-4408
Attn: Relationship Manager
FAX: 617-428-1574
tbcamclientservicesuppot@tbcam.com

Copy to:		The Boston Company Asset Management, LLC
One Boston Place
Boston, MA 02108-4408
Attn: Compliance Department
FAX: 617-722-3928

Adviser:		SunAmerica Asset Management, LLC
Harborside Financial Center
3200 Plaza 5
Jersey City, NJ 07311
	Attention:	Gregory N. Bressler
Senior Vice President and
General Counsel

with a copy to:		AIG Retirement Services, Inc.
1 SunAmerica Center
Century City
Los Angeles, CA 90067-6022
	Attention:	Mallary L. Reznik
General Counsel

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT, LLC

By:	/s/ PETER A. HARBECK
Name:	Peter A. Harbeck
Title:	President and Chief Executive Officer

THE BOSTON COMPANY ASSET
MANAGEMENT, LLC

By	: /s/ BART GRENIER
Name:	Bart Grenier
Title:	Chairman, CEO & CIO

Schedule A

Portfolio(s)	Annual Fee (as a percentage of the average daily net assets the Subadviser manages in the portfolio)

Capital Growth Portfolio[1]	0.30% on the first $100 million 0.25% thereafter

[1]	The Subadviser shall be paid a composite fee based on the aggregate assets of the Capital Growth Portfolio of SunAmerica Series Trust and the Capital Appreciation Fund of VALIC Company II.

SUNAMERICA SERIES TRUST

P.O. Box 54299

Los Angeles, CA 90054-0299

Capital Growth Portfolio

(the “Portfolio”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this Notice is available at

www.aig.com/informationstatements

This Notice is to inform you that an information statement (the “Information Statement”) regarding the change in subadviser of the Portfolio is now available at the website referenced above. The Portfolio is a series of SunAmerica Series Trust (the “Trust”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access SunAmerica’s website to review a complete copy of the Information Statement, which contains important information about the change in subadviser.

As discussed in the Information Statement, on March 26, 2014, the Board of Trustees of the Trust approved the appointment of The Boston Company Asset Management, LLC (“TBCAM”) as the new subadviser to the Portfolio and the termination of OppenheimerFunds, Inc. (“Oppenheimer”), the existing subadviser to the Portfolio. On May 1, 2014, TBCAM began managing the Portfolio.

The Trust has received an exemptive order from the Securities and Exchange Commission which allows the Portfolio’s investment adviser, SunAmerica Asset Management, LLC, subject to certain conditions, to enter into and materially amend subadvisory agreements without obtaining shareholder approval. As required by this exemptive order, a portfolio is required to provide information to shareholders about the new subadviser and the subadvisory agreement within 60 days of the hiring of any new subadviser. The Information Statement is designed to satisfy this requirement.

This Notice is being mailed on or about June 30, 2014, to all participants in a Contract who were invested in the Portfolio as of the close of business on April 30, 2014. A copy of the Information Statement will remain on SunAmerica’s website until at least June 30, 2015.

You can obtain a paper copy of the complete Information Statement, without charge, by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-7862. You may also have an electronic copy of the Information sent to you without charge by sending an email request to the Trust at webmaster@sunamerica.com. You can request a complete copy of the Information Statement until June 30, 2015. To ensure prompt delivery, you should make your request no later than June 30, 2015. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.